John Hancock Preferred Income Fund III




                                POWER OF ATTORNEY
                                -----------------

     The undersigned Trustee of the above listed Trust, a Massachusetts business trust, does hereby severally constitute and appoint SUSAN S. NEWTON, to be my true, sufficient and lawful attorney, with full power, to sign for me, in my name and in the capacity indicated below, any Form 3, Form 4, or Form 5 filed by me under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), with respect to transactions in shares of the Trust hereby ratifying and confirming my signature as it may be signed by said attorney to any such Form 3, Form 4 or Form 5 and any and all amendments thereto.

     IN WITNESS WHEREOF, I have hereunder set my hand on this Instrument as of the 13TH day of June, 2003.



-----------------------------                     ------------------------------
Maureen R. Ford, as Chairman and                  James F. Carlin
Chief Executive Officer



-----------------------------                     ------------------------------
William H. Cunningham                             John M. DeCiccio, as Trustee



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Ronald R. Dion                                    Charles L. Ladner



                                                  /s/John A. Moore
-----------------------------                     ------------------------------
Patti McGill Peterson                             John A. Moore




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Steven R. Pruchansky                              Norman H. Smith




-----------------------------
John P. Toolan



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